                                                                    EXHIBIT 3.13

                           ARTICLES OF INCORPORATION

                      Western Gas Resources - Texas, Inc.


          KNOW ALL MEN BY THESE PRESENTS: That the undersigned incorporator, being a natural person of the age of eighteen or more, and desiring to form a body corporate under the laws of the State of Texas, does hereby sign, verify and deliver in duplicate to the Secretary of State of the State of Texas these Articles of Incorporation.


                                   ARTICLE I
                                   ---------

                                     Name.
                                     ----

     The name of the Corporation shall be:  Western Gas Resources -Texas, Inc.

                                  ARTICLE II
                                  ----------

                             Perpetual Existence.
                             -------------------

     The duration of the existence of the Corporation shall be perpetual.


                                  ARTICLE III
                                  -----------

                                   Purposes.
                                   --------

     The Corporation is organized to transact any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act, as the same may be amended, from time to time (the "Act").


                                  ARTICLE IV
                                  ----------

                                   Capital.
                                   -------


     The aggregate number of shares which the Corporation shall have authority to issue is 50,000, all of which shall be no par value common shares, which shares shall be designated "Common Shares". The following are the terms of the Common Shares:

     1.  Dividends.  Dividends in cash, property or Common Shares
         ---------
may be paid upon the Common Shares, if, as and when declared by the
Board of Directors, out of funds of the Coporation to the extent and in the manner permitted by the Act.
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     2.  Distribution in Liquidation.  Upon any liquidation, dissolution or
         ---------------------------
winding up of the Corporation, and after paying or adequately providing for the payment of all its obligations, the remainder of assets of the Corporation shall be distributed, either in cash or in kind, pro rata to the holders of the Common Shares. The Board of Directors may, from time to time, distribute to the shareholders in partial liquidation, out of stated capital or capital surplus of the Corporation, a portion of its assets, in cash or property, in the manner permitted and upon compliance with limitations imposed by the Act.

     3.  Voting Rights;  No Cumulative Voting.  Each outstanding Common Share
         ------------------------------------
shall be entitled to one vote and each fractional Common Share shall be entitled to a corresponding fractional vote on each matter submitted to a vote of shareholders. Cumulative voting shall not be permitted in the election of Directors of the Corporation.

     4.  Denial of Preemptive Rights.  No holder of Common Shares, whether now
         ---------------------------
or hereafter outstanding, shall have any preemptive right to acquire any unissued or treasury shares or securities of the Corporation or securities convertible into such shares or carrying a right to subscribe to or acquire shares; provided, however, that the Board of Directors shall have the authority to grant to any person or persons, upon such terms as it may determine, such options and rights to purchase any security or securities of the Corporation now or hereafter authorized as it deems in the best interest of the Corporation.


                                   ARTICLE V
                                   ---------

                           Commencement of Business.
                           ------------------------

     The Corporation shall not commence business until it has received for the issuance of Common Shares consideration of the value of a stated sum which shall be at least One Thousand Dollars ($1000.00), consisting of money, labor done, or property actually received.

                                  ARTICLE VI
                                  ----------

                    Registered Office and Registered Agent.
                    --------------------------------------

          The street address of the initial registered office shall be 350 North St. Paul Street, Dallas, Texas 75201 and the name of the initial registered agent at such address is CT Corporation Systems. Either the registered office or the registered agent may be changed in the manner permitted by the Act.

                                  ARTICLE VII
                                  -----------

                          Initial Board of Directors.
                          --------------------------

     The initial board of directors of the corporation shall consist of three
(3) directors, and the names and addresses of the persons who shall serve as directors until their respective successors have been elected and shall qualify are as follows:

          Name                                 Address
          ----                                 -------

     Brion G. Wise                        12200 N. Pecos St., Suite 230
                                          Denver, Colorado 80234

     Bill M. Sanderson                    12200 N. Pecos St., Suite 230
                                          Denver, Colorado 80234

     Walter L. Stonehocker                12200 N. Pecos St., Suite 230
                                          Denver, Colorado 80234


                                 ARTICLE VIII
                                 ------------

                                 Incorporator.
                                 ------------

     The name and address of the incorporator is Donald H. Kronenberg, 12200 N. Pecos St., Suite 230, Denver, Colorado 80234.


                                  ARTICLE IX
                                  ----------

                           Directors' and Officers'
                   Indemnification, Insurance and Liability
                   ----------------------------------------

     Section 1.  Indemnification.  The Corporation shall indemnify, in advance,
                 ---------------
any person who is, was or is threatened to be a named defendant or respondent in a proceeding because such person is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation, trust, employee benefit plan or other enterprise (collectively, a "Requested Position"), against Expenses and Losses (as hereinafter defined), incurred by him in such capacity or arising out of his status as such a person, to the fullest extent permitted by the Act or other applicable law. "Expenses and Losses" means any judgments, penalties, fines, settlements, excise and similar taxes and reasonable expenses (including attorneys' fees) incurred by any individual covered by this Section.

     Section 2.  Insurance. The Corporation is hereby authorized to purchase and
                 ---------
maintain insurance or make other arrangements on behalf of any person who is or was a Director, Officer, employee, or agent of the Corporation or any person serving in a Requested Position at the request of the Corporation, against any Expenses and Losses incurred by him in such capacity or arising out of his status as such a person, whether or not the Corporation would have the power to indemnify him against that liability pursuant to the Act or any other applicable law.

     Section 3.  Exculpation.  To the fullest extent permitted by the Act or any
                 -----------
applicable law, no Director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for any act or omission in such Director's capacity as a Director, except to the extent such Director is found liable for (i) a breach of such Director's duty of loyalty to the Corporation or its shareholders; (ii) an act or omissions not in good faith that constitutes a breach of duty of such Director to the Corporation or any act or omission that involves intentional misconduct or a knowing violation of the law;
(iii) a transaction from which such Director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of such Director's office; or (iv) an act or omission for which the liability of a Director is expressly provided by an applicable statute. If the Act or any other applicable law is amended after the date of filing of these Articles of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of each Director of the Corporation shall automatically be eliminated or limited to the fullest extent permitted by the Act or other applicable law, as amended.

     Section 4.  Amendment of this Article.  Any repeal or amendment of this
                 -------------------------
Article, or the adoption of any other provision of these Articles of Incorporation inconsistent with this Article, by the shareholders of the Corporation, shall be prospective only and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation existing at the time of such repeal, amendment or adoption of an inconsistent provision.

                                   ARTICLE X
                                   ---------

                         Shareholder Written Consent.
                         ---------------------------

     Any action required or permitted by the Act to be taken at an annual or special meeting of the shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of Common Shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all Common Shares entitled to vote on the action were present and voted. Prompt notice of the taking of any action by shareholders without a meeting by less than unanimous written consent shall be given to those shareholders who did not consent in writing to the action.


     IN WITNESS WHEREOF, the undersigned incorporator has set his hand to these Articles of Incorporation this 19th day of April, 1991.


                              /s/ Donald H. Kronenberg
                              ------------------------
                                  Donald H. Kronenberg

                            CONSENT TO USE OF NAME
                            ----------------------

     The undersigned, Western Gas Resources, Inc., a Delaware corporation authorized to do business in Texas as a foreign corporation, Western Gas Processors, Ltd., a Colorado limited partnership qualified to do business in Texas as a foreign limited partnership, and Togco Gas Storage Corporation, a Texas corporation that anticipates amending its Articles of Incorporation to change, among other things, its name to Western Gas Resources Storage, Inc. each hereby consents to the use of the name Western Gas Resources - Texas, Inc. by a corporation to be incorporated in the State of Texas under that name. Each of the above-mentioned entities are affiliated.


     IN WITNESS WHEREOF, the undersigned have set their hands hereto as of April 19, 1991.



                                             WESTERN GAS RESOURCES, INC.


                                             By: /s/ [SIGNATURE ILLEGIBLE]
                                                --------------------------------



                                             WESTERN GAS PROCESSORS, LTD.

                                             By: WESTERN GAS RESOURCES, INC.,
                                                 its general partner


                                             By: /s/ [SIGNATURE ILLEGIBLE]
                                                --------------------------------


                                             TOGCO GAS STORAGE CORPORATION


                                             By: /s/ [SIGNATURE ILLEGIBLE]
                                                --------------------------------

                   STATEMENT OF CHANGE OF REGISTERED OFFICE
                        OR REGISTERED AGENT OR BOTH BY
                             A PROFIT CORPORATION

1.   The name of the corporation is   WESTERN GAS RESOURCES TEXAS, INC.
                                   --------------------------------------------

     The corporation's charter number is  01190372-00
                                        ---------------------------------------

2. The address of the CURRENT registered office as shown in the records of the Texas secretary of state is:

     STREET ADDRESS     350 North St. Paul Street
                   ------------------------------------------------------------

     CITY             Dallas            TEXAS ZIP     75201
         ------------------------------,           ----------------------------
     (It is recommended that you verify item 2 by calling 512-463-5555 before filing this form.)


3    A.___The address of the NEW registered office is:
                           c/o The Prentice-Hall Corporation System, Inc.
     STREET ADDRESS            807 Brazos
                   ------------------------------------------------------------
     CITY  Austin                       TEXAS ZIP      78701
         -------------------------------,        ------------------------------

OR

     B.___The registered office address will not change.

4.   The name of the CURRENT registered agent as shown in the records of the
     Texas secretary of state is    C T CORPORATION SYSTEM
                                -----------------------------------------------
     (It is recommended that you verify item 4 by calling 512-463-5555 before filing this form.)

                                                   The Prentice-Hall Corporation
5.   A.___ The name of the NEW registered agent is     System, Inc.
                                                  ------------------------------

OR

     B.___The registered agent will not change.

6. Following the changes shown above, the address of the registered office and the address of the office of the registered agent will continue to be identical, as required by law.

7.   The changes shown above were authorized by: (check one)
     A.___The Board of Directors.
     B. X An officer of the corporation so authorized by the Board of
       ---
     Directors.


                                                  /s/ [SIGNATURE ILLEGIBLE]
                                                 -------------------------------
                                                       An Authorized Officer




(Please refer to the back of this form for additional instructions)

                       STATEMENT OF CHANGE OF REGISTERED

                          OFFICE BY REGISTERED AGENT


To Secretary of State
State of Texas:

Pursuant to the provisions of Article 2.10-1 of the Texas Business Corporation Act, the undersigned registered agent, for the domestic and foreign corporations named on the attached list submits the following statement for the purpose of changing the registered office for such corporations in the State of Texas:

1. The names of the corporations, (hereinafter called the "corporations") to be represented by the said registered agent are

     See attached list
     -----------------

2. The post office address at which the said registered agent has maintained the registered office for the corporations is

     c/o The Prentice-Hall Corporation Systems, Inc.
     807 Brazos, Austin, Texas 78701.

3. The new post office address at which the said registered agent will hereafter maintain the registered office for the corporations is

     c/o The Prentice-Hall Corporation System, Inc.
     400 N. St. Paul, Dallas, Texas 75201.

4. Notice of this change of address has been given in writing to each corporation named on the attached list at least 10 days prior to the date of filing of this Statement.


Dated: October 19, 1992

                       THE PRENTICE-HALL CORPORATION SYSTEM, INC.


                       /s/ Richard L. Kushay
                       -------------------------------------------
                       Richard L. Kushay, Assistant Vice President